EXHIBIT 3.76

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF ‘GT LANDING II CORP.’, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2000, AT 3 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

JAN-27- 2000 07:09

CERTIFICATE OF INCORPORATION

OF

GT LANDING II CORP.

1. The name of the corporation is GT LANDING II CORP.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) with a par value of $.01.

5. The name and mailing address of the sole incorporator is: E. L. Kinsler, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

6 . The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General corporation Law of Delaware.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of January, 2000.

/s/ E.L. Kinsler
Sole Incorporator
E.L. Kinsler

State of Delaware Secretary of State

Division of Corporations

Delivered 10:04 AM 12/31/2008

FILED 09:53 AM 12/31/2008

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is GT LANDING II CORP. and the name of the corporation being merged into this surviving corporation is GT LANDING CORP.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is GT LANDING II CORP., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on December 31, 2008.

SIXTH: The Agreement of Merger is on file at 225 Kenneth Drive, Rochester, NY 14623, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 30th day of December A.D. 2008.

By:	/s/ Mitchell C. Sussis
Authorized Officer
Name:	Mitchell C. Sussis
Title:	Director, Vice President and Secretary

State of Delaware Secretary of State

Division of Corporations

Delivered 10:04 AM 12/31/2008

FILED 10:04 AM 12/31/2008

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is GT LANDING II CORP. and the name of the corporation being merged into this surviving corporation is MAC LANDING CORP.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is GT LANDING II CORP., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on December 31, 2008.

SIXTH: The Agreement of Merger is on file at 225 Kenneth Drive, Rochester, NY 14623, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 30th day of December A.D. 2008.

By:	/s/ Mitchell C. Sussis
Authorized Officer
Name:	Mitchell C. Sussis
Title:	Director, Vice President and Secretary

State of Delaware Secretary of State

Division of Corporations

Delivered 10:04 AM 12/31/2008

FILED 10:04 AM 12/31/2008

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is GT LANDING II CORP. and the name of the corporation being merged into this surviving corporation is PAC LANDING CORP.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is GT LANDING II CORP., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on December 31, 2008.

SIXTH: The Agreement of Merger is on file at 225 Kenneth Drive, Rochester, NY 14623, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 30th day of December A.D. 2008.

By:	/s/ Mitchell C. Sussis
Authorized Officer
Name:	Mitchell C. Sussis
Title:	Director, Vice President and Secretary